UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2012

NIMIN ENERGY CORP.

(Exact Name of Registrant as Specified in Charter)

ALBERTA, CANADA	000-54162	61-1606563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

NiMin Energy Corp.

1160 Eugenia Place, Suite 100

Carpinteria, California 93013

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: Tel: 805.566.2900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On September 28, 2012, NiMin Energy Corp. (the “Company” or “NiMin”) announced that notwithstanding the Company’s press release dated September 24, 2012, the Toronto Stock Exchange (“TSX”) has now determined that its “Due Bill” trading procedures will apply to the initial distribution to shareholders of US$1.01 per common share (“Common Share”) of the Company which was previously announced on September 24, 2012. The distribution will be made as a return of capital to shareholders of record at the close of business on October 9, 2012, and the stated capital of the Company will be reduced accordingly. The distribution will be payable on October 22, 2012.

Pursuant to the TSX’s “Due Bill” trading procedures, trades of Common Shares entered into from and including October 4, 2012 until and including October 22, 2012 will have a Due Bill attached which will allow the purchaser to receive the initial distribution instead of the seller, even if such trades are settled after the October 9, 2012 record date. Thus, any trades that are executed during the Due Bill process will be automatically flagged to ensure that purchasers receive the entitlement and sellers do not.

Investors who enter into trades to purchase Common Shares on or after the ex-distribution date of October 23, 2012 will not be entitled to the distribution. The Due Bills will be redeemed on October 25, 2012 once all trades with attached Due Bills entered into up to October 22, 2012 have settled.

The Company is furnishing a copy of the press release as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Company press release dated September 28, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIMIN ENERGY CORP.
(Registrant)

October 1, 2012	/s/ Clarence Cottman, III

Clarence Cottman, III
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Company press release dated September 28, 2012